Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Fourth Quarter 2021 Results
Fourth Quarter Net Income of $16.9 Million, or $0.35 Per Share
Fourth Quarter Normalized FFO of $58.1 Million, or $1.20 Per Share
Fourth Quarter CAD of $42.6 Million, or $0.88 Per Share
Leased 702,000 Square Feet with a 4.0% Roll-up in Rents

Newton, MA (February 16, 2022): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended December 31, 2021.

Christopher Bilotto, President and Chief Operating Officer of OPI, made the following statement:

“OPI reported fourth quarter results that reflect strong leasing momentum, solid financial performance and steady execution of our capital recycling strategy. We completed 702,000 square feet of new and renewal leasing with a weighted average lease term of 6 years and a weighted average roll up in rent of 4.0%. New leasing activity absorbed 270,000 square feet of vacant space and same property occupancy increased to 91.2% during the fourth quarter. Moreover, our leasing pipeline remains robust, with more than 3.4 million square feet of activity, putting us in an attractive position to build on the solid leasing performance we achieved in 2021. Normalized FFO was $1.20 per share and same store cash basis NOI was relatively unchanged year over year, both of which exceeded our expectations, and we ended the quarter with more than $830 million of total liquidity.

Reflecting on the past year, we made excellent progress on our growth strategies, which we feel is a testament to our focus and execution and to the quality of our portfolio. Key accomplishments since the beginning of 2021 include:

•Completed 2.5 million square feet of leasing activity for a weighted average lease term of 9.5 years and a roll up in rent of 6.3%;
•Sold nine properties for more than $250 million that contained approximately 2.9 million square feet with an average age of 26 years and a weighted average lease term of 1.2 years;
•Acquired two core properties in Chicago and Atlanta for $550 million, including the addition of Google to our roster of top tenants;
•Launched the redevelopment of two properties in Washington, D.C. and Seattle, which are collectively 32% preleased and which have projected stabilized cash returns of 8% and 10%, respectively; and
•Issued $1.1 billion of senior notes, reducing our cost of debt and increasing our average debt maturity.

Looking ahead to 2022, we will continue to bring non-core properties to market to further enhance our portfolio composition, strengthen our balance sheet and create value for OPI and its shareholders."

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Quarterly Results:

	Three Months Ended December 31,
	2021	2020

Financial	(dollars in thousands, except per share data)
Net income (loss)	$16,945	($1,664)
Net income (loss) per share	$0.35	($0.03)
Normalized FFO per share	$1.20	$1.28
CAD per share	$0.88	$0.88
Same Property Cash Basis NOI	$84,606	$84,619

•Net income for the quarter ended December 31, 2021 was $16.9 million, or $0.35 per diluted share, compared to net loss of $1.7 million, or $0.03 per diluted share, for the quarter ended December 31, 2020. Net income for the quarter ended December 31, 2021 includes a $24.2 million, or $0.50 per diluted share, gain on sale of real estate, a $6.6 million, or $0.14 per diluted share, loss on impairment of real estate and the reversal of $4.5 million, or $0.09 per diluted share, of previously accrued estimated business management incentive fee expense. Based on OPI's common share total return for the three-year periods ended December 31, 2021 and 2020, no incentive fees were payable under OPI's business management agreement for the years ended December 31, 2021 and 2020.

•Normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD, for the quarter ended December 31, 2021 were $58.1 million, or $1.20 per diluted share, and $42.6 million, or $0.88 per diluted share, respectively, compared to Normalized FFO and CAD for the quarter ended December 31, 2020 of $61.8 million, or $1.28 per diluted share, and $42.3 million, or $0.88 per diluted share, respectively.

•Same property cash basis net operating income, or Cash Basis NOI, for the quarter ended December 31, 2021 was relatively unchanged compared to the quarter ended December 31, 2020.

•Leasing activity for the quarter ended December 31, 2021 was as follows:

Three Months Ended December 31, 2021
Leasing activity for new and renewal leases (rentable square feet)	702,000
Weighted average rental rate change (by rentable square feet)	4.0%
Weighted average lease term (by rentable square feet)	6.0 years
Leasing concessions and capital commitments (per square foot per lease year)	$2.95

	As of
Percent Leased	December 31, 2021	September 30, 2021	December 31, 2020
All properties	89.5%	89.0%	91.2%
Same properties	91.2%	90.6%	92.0%

Reconciliations of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO, CAD, net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to Same Property NOI and to Same Property Cash Basis NOI, for the quarters ended December 31, 2021 and 2020 appear later in this press release.

Disposition Activities:

•As previously reported, in October 2021, OPI sold two vacant land parcels adjacent to properties it owns located in Sterling, VA for a sales price of $28.5 million, excluding closing costs.

•In November 2021, the previously announced agreement to sell five properties located in Brookhaven, GA for $56.0 million was terminated by the buyer.

•In January 2022, OPI sold a property located in Rockville, MD containing approximately 129,000 rentable square feet for a sales price of $6.8 million, excluding closing costs.

•Also in January 2022, OPI entered into an agreement to sell a property located in Milwaukee, WI containing approximately 29,000 rentable square feet for a sales price of $3.9 million, excluding closing costs. This sale is expected to occur before the end of the first quarter.

•In February 2022, OPI sold two properties located in Chesapeake, VA containing approximately 172,000 rentable square feet for a sales price of $18.9 million, excluding closing costs.

Liquidity and Financing Activities:

•As of December 31, 2021, OPI had $83.0 million of cash and cash equivalents and $750.0 million available to borrow under its unsecured revolving credit facility.

•In February 2022, OPI gave notice of its intention to prepay, at par plus accrued interest, a mortgage note secured by one property with an outstanding principal balance of $25.1 million at December 31, 2021, an annual interest rate of 4.22% and a maturity date in July 2022. OPI expects to make this prepayment in April 2022.

Conference Call:

On Thursday, February 17, 2022 at 10:00 a.m. Eastern Time, President and Chief Operating Officer, Christopher Bilotto, and Chief Financial Officer and Treasurer, Matthew Brown, will host a conference call to discuss OPI’s fourth quarter 2021 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, February 24, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 4685509.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s fourth quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s Fourth Quarter 2021 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

OPI is a national REIT focused on owning and leasing office properties primarily to single tenants and those with high credit quality characteristics. As of December 31, 2021, approximately 62% of OPI’s revenues were from investment grade rated tenants. OPI owned and leased more than 170 properties as of December 31, 2021, with over 23 million square feet located in 33 states and Washington, D.C. In 2021, OPI was named as an Energy Star® Partner of the Year for the fourth consecutive year, and a Green Lease Leader. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $33 billion in assets under management as of December 31, 2021, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Office Properties Income Trust
Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Rental income	$147,287	$146,625	$576,482	$587,919

Expenses:
Real estate taxes	19,837	16,418	71,970	65,119
Utility expenses	6,120	5,607	25,251	25,384
Other operating expenses	28,951	27,432	105,825	105,465
Depreciation and amortization	62,503	62,226	241,494	251,566
Loss on impairment of real estate (1)	6,566	—	62,420	2,954
Acquisition and transaction related costs (2)	—	232	—	232
General and administrative (3)	2,168	7,071	26,858	28,443
Total expenses	126,145	118,986	533,818	479,163

Gain on sale of real estate (4)	24,200	33	78,354	10,855
Interest and other income	—	41	7	779
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,405, $2,431, $9,771 and $9,593, respectively)	(27,657)	(28,842)	(112,385)	(108,303)
Loss on early extinguishment of debt (5)	—	—	(14,068)	(3,839)
Income (loss) before income tax (expense) benefit and equity in net losses of investees	17,685	(1,129)	(5,428)	8,248
Income tax (expense) benefit	97	(157)	(251)	(377)
Equity in net losses of investees	(837)	(378)	(2,501)	(1,193)
Net income (loss)	$16,945	$(1,664)	$(8,180)	$6,678

Weighted average common shares outstanding (basic)	48,243	48,161	48,195	48,124
Weighted average common shares outstanding (diluted)	48,251	48,161	48,195	48,124

Per common share amounts (basic and diluted):
Net income (loss)	$0.35	$(0.03)	$(0.17)	$0.14

See Notes on pages 6 and 7.

Office Properties Income Trust
Funds from Operations, Normalized Funds from Operations and Cash Available for Distribution
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Calculation of FFO, Normalized FFO and CAD (6)(7):
Net income (loss)	$16,945	$(1,664)	$(8,180)	$6,678
Add (less): Depreciation and amortization:
Consolidated properties	62,503	62,226	241,494	251,566
Unconsolidated joint venture properties	753	1,081	3,427	4,803
Loss on impairment of real estate (1)	6,566	—	62,420	2,954
Gain on sale of real estate (4)	(24,200)	(33)	(78,354)	(10,855)
FFO	62,567	61,610	220,807	255,146
Add (less): Acquisition and transaction related costs (2)	—	232	—	232
Loss on early extinguishment of debt (5)	—	—	14,068	3,839
Business management incentive fees (3)	(4,484)	—	—	—
Normalized FFO	58,083	61,842	234,875	259,217
Add (less): Non-cash expenses (8)	(251)	607	985	2,027
Distributions from unconsolidated joint ventures	153	204	612	612
Depreciation and amortization - unconsolidated joint ventures	(753)	(1,081)	(3,427)	(4,803)
Equity in net losses of investees	837	378	2,501	1,193
Loss on early extinguishment of debt settled in cash	—	—	(4,374)	(1,138)
Non-cash straight line rent adjustments included in rental income	(2,240)	(3,116)	(15,368)	(16,079)
Lease value amortization included in rental income	452	1,291	2,288	5,440
Net amortization of debt premiums, discounts and issuance costs	2,405	2,431	9,771	9,593
Recurring capital expenditures	(16,037)	(20,212)	(72,854)	(76,252)
CAD (7)	$42,649	$42,344	$155,009	$179,810

Weighted average common shares outstanding (basic)	48,243	48,161	48,195	48,124
Weighted average common shares outstanding (diluted)	48,251	48,161	48,195	48,124

Per common share amounts (basic and diluted):
Net income (loss)	$0.35	$(0.03)	$(0.17)	$0.14
FFO	$1.30	$1.28	$4.58	$5.30
Normalized FFO	$1.20	$1.28	$4.87	$5.39
CAD	$0.88	$0.88	$3.22	$3.74
Distributions declared per share	$0.55	$0.55	$2.20	$2.20

(1)Loss on impairment of real estate for the three months ended December 31, 2021 includes an adjustment of $6,991 to reduce the carrying value of two properties containing approximately 158 rentable square feet to their estimated fair values less costs to sell, offset by an adjustment of $425 to increase the carrying value of three properties that were previously classified as held for sale as of September 30, 2021 and removed from held for sale status as of December 31, 2021. Loss on impairment of real estate for the year ended December 31, 2021 also includes an adjustment of $55,854 to reduce the carrying value of six properties to their estimated fair values less costs to sell, which included $45,196 related to three properties containing approximately 2,001 rentable square feet that were sold during the year ended December 31, 2021, as well as $10,658 related to three properties containing approximately 448 rentable square feet that were previously classified as held for sale as of September 30, 2021. Loss on impairment of real estate for the year ended December 31, 2020 represents an adjustment of $2,954 to reduce the carrying value of four properties to their estimated fair values less costs to sell that were sold during 2020.

(2)Acquisition and transaction related costs for the three months and year ended December 31, 2020 represent costs related to an acquisition which OPI terminated in November 2020.

(3)Incentive fees under OPI's business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in OPI’s consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), OPI does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income (loss) includes the reversal of $4,484 of previously accrued estimated business management incentive fee expense for the three months ended December 31, 2021. No incentive fees were payable under OPI's business management agreement for the years ended December 31, 2021 and 2020.

(4)Gain on sale of real estate for the three months ended December 31, 2021 represents a $24,200 gain on the sale of two vacant land parcels adjacent to properties OPI owns. Gain on sale of real estate for the year ended December 31, 2021 also includes a $54,154 net gain on the sale of four properties and a warehouse facility adjacent to a property OPI owns recorded during the nine months ended September 30, 2021. Gain on sale of real estate for the year ended December 31, 2020 represents a $10,855 net gain on the sale of 10 properties.

(5)Loss on early extinguishment of debt for the year ended December 31, 2021 includes prepayment fees related to OPI's redemption of all $300.0 million of its 4.15% senior unsecured notes due 2022 and the repayment of one mortgage note, as well as write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt. Loss on early extinguishment of debt for the year ended December 31, 2020 includes prepayment fees related to the prepayment of two mortgage notes, write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt and a loss related to the settlement of a mortgage note receivable in connection with a property OPI sold in 2016.

(6)OPI calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO, OPI adjusts for the other items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

(7)OPI calculates CAD as shown above. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to its shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

(8)Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

Office Properties Income Trust
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and
Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Rental income	$147,287	$146,625	$576,482	$587,919
Property operating expenses	(54,908)	(49,457)	(203,046)	(195,968)
NOI	92,379	97,168	373,436	391,951
Non-cash straight line rent adjustments included in rental income	(2,240)	(3,116)	(15,368)	(16,079)
Lease value amortization included in rental income	452	1,291	2,288	5,440
Lease termination fees included in rental income	(761)	(90)	(816)	(98)
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(484)	(484)
Cash Basis NOI	$89,709	$95,132	$359,056	$380,730

Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net income (loss)	$16,945	$(1,664)	$(8,180)	$6,678
Equity in net losses of investees	837	378	2,501	1,193
Income tax expense (benefit)	(97)	157	251	377
Income (loss) before income tax expense (benefit) and equity in net losses of investees	17,685	(1,129)	(5,428)	8,248
Loss on early extinguishment of debt	—	—	14,068	3,839
Interest expense	27,657	28,842	112,385	108,303
Interest and other income	—	(41)	(7)	(779)
Gain on sale of real estate	(24,200)	(33)	(78,354)	(10,855)
General and administrative	2,168	7,071	26,858	28,443
Acquisition and transaction related costs	—	232	—	232
Loss on impairment of real estate	6,566	—	62,420	2,954
Depreciation and amortization	62,503	62,226	241,494	251,566
NOI	92,379	97,168	373,436	391,951
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(484)	(484)
Lease termination fees included in rental income	(761)	(90)	(816)	(98)
Lease value amortization included in rental income	452	1,291	2,288	5,440
Non-cash straight line rent adjustments included in rental income	(2,240)	(3,116)	(15,368)	(16,079)
Cash Basis NOI	$89,709	$95,132	$359,056	$380,730

Reconciliation of NOI to Same Property NOI (3) (4):
Rental income	$147,287	$146,625	$576,482	$587,919
Property operating expenses	(54,908)	(49,457)	(203,046)	(195,968)
NOI	92,379	97,168	373,436	391,951
Less: NOI of properties not included in same property results	(6,117)	(9,487)	(26,718)	(42,080)
Same Property NOI	$86,262	$87,681	$346,718	$349,871

Calculation of Same Property Cash Basis NOI (3) (4):
Same Property NOI	$86,262	$87,681	$346,718	$349,871
Add: Lease value amortization included in rental income	608	694	2,613	3,067
Less: Non-cash straight line rent adjustments included in rental income	(1,523)	(3,578)	(14,260)	(15,646)
Lease termination fees included in rental income	(633)	(81)	(688)	(81)
Non-cash amortization included in property operating expenses (2)	(108)	(97)	(409)	(380)
Same Property Cash Basis NOI	$84,606	$84,619	$333,974	$336,831
See Notes on page 9.

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI’s property level results of operations. OPI calculates NOI and Cash Basis NOI as shown above. OPI defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.
(2)    OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.
(3)    For the three months ended December 31, 2021 and 2020, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since October 1, 2020, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.
(4)    For the year ended December 31, 2021 and 2020, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since January 1, 2020, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.

Office Properties Income Trust
Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	December 31,
	2021	2020
ASSETS
Real estate properties:
Land	$874,108	$830,884
Buildings and improvements	3,036,978	2,691,259
Total real estate properties, gross	3,911,086	3,522,143
Accumulated depreciation	(495,912)	(451,914)
Total real estate properties, net	3,415,174	3,070,229
Assets of properties held for sale	26,598	75,177
Investments in unconsolidated joint ventures	34,838	37,951
Acquired real estate leases, net	505,629	548,943
Cash and cash equivalents	83,026	42,045
Restricted cash	1,489	14,810
Rents receivable	112,886	101,766
Deferred leasing costs, net	53,883	42,626
Other assets, net	8,160	12,889
Total assets	$4,241,683	$3,946,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$—
Senior unsecured notes, net	2,479,772	2,033,242
Mortgage notes payable, net	98,178	169,729
Liabilities of properties held for sale	594	891
Accounts payable and other liabilities	142,609	116,480
Due to related persons	6,787	6,114
Assumed real estate lease obligations, net	17,034	10,588
Total liabilities	2,744,974	2,337,044

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,425,665 and 48,318,366 shares issued and outstanding, respectively	484	483
Additional paid in capital	2,617,169	2,615,305
Cumulative net income	175,715	183,895
Cumulative common distributions	(1,296,659)	(1,190,291)
Total shareholders’ equity	1,496,709	1,609,392
Total liabilities and shareholders’ equity	$4,241,683	$3,946,436

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

•Mr. Bilotto's statements about OPI's operating results, same property occupancy and leasing activity may imply that OPI will continue to have similar and better results and positive leasing activity in future periods. However, OPI's operating results and ability to realize positive leasing activity depend on various factors, including market conditions and tenants' demand for OPI's properties, the timing of lease expirations and OPI's ability to successfully compete for tenants, among other factors. As a result, OPI may not realize better operating results and positive leasing activity and OPI's operating results and leasing activity could decline in the future,

•Mr. Bilotto's statements about OPI's steady execution on its capital recycling strategy may imply that OPI will continue to advance its capital recycling program in future periods and execute on its investment strategies. However, OPI may not be able to identify and successfully negotiate and complete acquisitions or sales and it may not realize its target returns on investments it may make or its target proceeds on properties it elects to sell,

•Mr. Bilotto states that OPI's leasing pipeline remains robust with more than 3.4 million square feet of activity. This statement may imply that OPI will successfully execute leases for that space on terms that are acceptable to OPI and continue to have positive leasing activity. However, OPI may not be able to successfully negotiate and execute leases for any or all of that space or on any additional space on terms it expects,

•Mr. Bilotto states that OPI ended the quarter with more than $830 million of total liquidity. This statement may imply that OPI will maintain this level of liquidity in the future. However, OPI's liquidity is largely dependent on the availability of funds under its revolving credit facility. OPI's revolving credit facility allows OPI to borrow, repay and reborrow funds under that facility, subject to satisfying conditions. As a result, OPI may, and likely will, borrow funds under its revolving credit facility in the future, which in turn would reduce its borrowing availability. In addition, OPI may use its current liquidity for investments or other business opportunities, which would reduce its liquidity,

•Mr. Bilotto's statements regarding OPI's redevelopment activities, its leasing activity at the redevelopment properties and projected cash returns of 8%-10% may imply that OPI will be able to complete these projects within the expected timelines, that there will be demand to lease the redeveloped properties, that the resulting leases will be accretive to OPI's operating results and that OPI will realize its expected cash returns. However, these redevelopments require significant capital and time to complete and could be delayed or cost more than expected, including as a result of supply chain challenges, inflation or otherwise, and there may not be demand to lease the redeveloped properties upon their completion, and as a result, OPI's operating results could decline,

•Mr. Bilotto states that, looking ahead to 2022, OPI will continue to bring non-core properties to market to further enhance its portfolio composition, strengthen its balance sheet and create value for OPI and its shareholders. However, OPI may not succeed in bringing non-core properties to market to the extent it expects and it may not realize the benefits it expects from doing so, and

•OPI has entered into an agreement to sell one property for a sales price of $3.9 million, excluding closing costs. This transaction is subject to conditions. Those conditions may not be satisfied and this transaction may not occur, may be delayed or the terms may change.

The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 219-1410

(END)